Exhibit 99.2

EXPRESSJET REQUESTS REVIEW OF UNUSUAL TRADING ACTIVITY

            HOUSTON, July 24, 2008 – ExpressJet Holdings, Inc. (NYSE:  XJT) announced today that in light of unusual trading activity in its common stock shortly before the close of the market yesterday, the company contacted NYSE Regulation, Inc. (“NYSER”) to request an immediate review as to whether its stock has been the subject of illegal manipulation, including short selling, and followed-up with an investigative request to the Securities and Exchange Commission.  The NYSER agreed to conduct a review of this matter and the company intends to fully cooperate with any investigation as it believes such action is prudent to represent the best interests of all security holders in ExpressJet.

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